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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 14, 2006


                        EQUITY LIFESTYLE PROPERTIES, INC.
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             (Exact name of registrant as specified in its charter)


          Maryland                      1-11718                   36-3857664
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(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


   Two North Riverside Plaza, Suite 800, Chicago, IL                60606
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       (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (312) 279-1400



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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported, on November 10, 2004, we completed the acquisition of KTTI Holding Company, Inc. ("KTTI"), an entity that owns 57 properties and approximately 3,000 acres of vacant land, for cash consideration of $160 million pursuant to an Agreement and Plan of Merger dated as of August 2, 2004, as amended (the "Merger Agreement"). In connection with that transaction, we entered into a lease agreement (the "Original Lease") with the successor to KTTI's operating business, Thousand Trails Operations Holding Company, L.P. ("Lessee"), an entity owned by affiliates of Kohlberg & Company, L.L.C. ("Kohlberg"), pursuant to which we leased the 57 properties (excluding the vacant land) back to Lessee.

On April 14, 2006, Kohlberg completed the sale of all of the outstanding limited liability company interests of Lessee's parent, KTTI Holding Company, LLC ("KTTI Holding"), to PATT Holding Company, LLC ("PATT"). Joe McAdams, who served on our Board of Directors from January 27, 2004 to October 17, 2005, owns 100% of Privileged Access, L.P., ("Privileged Access"), the sole member of PATT, and therefore indirectly owns and controls PATT. In accordance with the terms of the Original Lease, we consented to the ownership change and waived our right of first offer. PATT financed a portion of the consideration with the proceeds of
(i) a loan of approximately $12 million from our subsidiary, MHC Operating Limited Partnership ("MHCOP"), which loan is secured by approximately $17 million of the Lessee's membership sales contract receivables (the "Loan"), (ii) the sale by Lessee of a campground property located in El Dorado County, California and one located in Hardee County, Florida and substantially all of Lessee's personal property to an ELS subsidiary, for an aggregate purchase price of approximately $10 million.

The Loan has a floating interest rate equal to the prime rate plus one and one-half percent (1.5%) and is due and payable on April 14, 2007. The loan agreement contains various customary financial and other covenants and requirements. The Lessee and certain of its subsidiaries, have each provided a guaranty of the Loan.

As described in further detail below, in connection with the sale of KTTI Holding, we (i) entered into an Amended and Restated Lease Agreement that includes the two properties and personal property purchased above for a total of 59 properties, (ii) were granted an option (the "Option Agreement"), to acquire Lessee in the future, and (iii) amended the Merger Agreement.

Amended and Restated Lease

The Original Lease has been amended and restated (the "Amended and Restated Lease"). The Amended and Restated Lease provides for various amendments to the Original Lease terms, the most significant of which are as follows: (i) an increase in the annual fixed rent to approximately $17.5 million (subject to annual CPI escalations beginning on January 1, 2007), (ii) fifty percent of Lessee's gross revenues from membership contract annual dues, above a minimum amount, in any calendar year will be paid to us as additional rent beginning on January 1, 2007, (iii) we have the right to renegotiate rent under the lease once every 5 years during its terms, (iv) reserves for taxes, capital improvements, rent, seasonal rent, insurance and interest payments have been added or significantly enhanced to better insure payment of such items, and (v) certain covenants were modified to permit Lessee to sell its wholly owned subsidiary, Resort Parks International, Inc. Except for the foregoing modifications, the Amended and Restated Lease continues on substantially similar terms to those in effect under the Original Lease prior to the sale to PATT.

Option to Purchase Lessee

We have been granted an option, exercisable in our sole discretion, to purchase Lessee for its fair market value at the time of the purchase. The option will become exercisable commencing on April 14, 2009 provided that certain significant conditions, including certain third party approvals, are satisfied. The option expires upon the termination of the Amended and Restated Lease.

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Amendment to the Merger Agreement

On April 14, 2006, we entered into Amendment No. 3 to the Agreement and Plan of Merger by and among MHC T1000 Trust, MHC TT Holding Company, Inc. (f/k/a KTTI Holding Company, Inc. and successor of Thousand Trails Acquisition, Inc. by merger) and Thousand Trails Operations Holding Company, L.P. (the "Amendment"). The Amendment removes our contractual obligation to grant Lessee the right to participate with us as a joint venturer or to receive management fees in the event that we develop the vacant land for park model or recreational vehicle resort purposes.

The foregoing descriptions of the Amended and Restated Lease, the Option Agreement and the Amendment to the Merger Agreement are summaries, and do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Lease, the Option Agreement and the Amendment to the Merger Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 1.1, 1.2 and 1.3, respectively.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.


(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.    Description
-----------    -----------

1.1 Amended and Restated Lease Agreement dated April 14, 2006 by and between Thousand Trails Operations Holding Company, L.P. and MHC TT Leasing Company, Inc.

1.2 Option Agreement dated April 14, 2006 by and among KTTI Holding Company, LLC, KTTI GP, LLC, Thousand Trails Operations Holding Company, L.P., and MHC T1000 Trust.

1.3 Amendment No. 3 to Agreement and Plan of Merger dated as of April 14, 2006 by and among MHC T1000 Trust, MHC TT Holding Company, Inc. (f/k/a KTTI Holding Company, Inc. and successor of Thousand Trails Acquisition, Inc. by merger) and Thousand Trails Operations Holding Company, L.P.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EQUITY LIFESTYLE PROPERTIES, INC.

Date:  April 20, 2006                   By: /s/ Michael Berman
                                            -----------------------------------
                                        Michael B. Berman
                                        Executive Vice President and Chief
                                        Financial Officer



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                                  EXHIBIT INDEX

Exhibit No.    Exhibit
-----------    -------

1.1 Amended and Restated Lease Agreement dated April 14, 2006 by and between Thousand Trails Operations Holding Company, L.P. and MHC TT Leasing Company, Inc.

1.2 Option Agreement dated April 14, 2006 by and among KTTI Holding Company, LLC, KTTI GP, LLC, Thousand Trails Operations Holding Company, L.P., and MHC T1000 Trust.

1.3 Amendment No. 3 to Agreement and Plan of Merger dated as of April 14, 2006 by and among MHC T1000 Trust, MHC TT Holding Company, Inc. (f/k/a KTTI Holding Company, Inc. and successor of Thousand Trails Acquisition, Inc. by merger) and Thousand Trails Operations Holding Company, L.P.